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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 21, 2025

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2025, the Board of Directors (the “Board”) of Primoris Services Corporation (“Primoris” or the “Company”), upon the recommendation of the Compensation Committee, approved the compensation terms described below for David King and Jeremy Kinch, in connection with their previously disclosed appointments as Interim President and CEO and Chief Operating Officer, respectively. The Company entered into an offer letter with each of Mr. King and Mr. Kinch as of the same date.

Compensatory Arrangement with David King

Pursuant to Mr. King’s offer letter, he is entitled to: an annual base salary of $950,000; equity in the form of restricted stock units (“RSUs”) under the Primoris Services Corporation 2023 Equity Incentive Plan equal to $1,250,000 that will vest based on Mr. King’s continued service to the Company as Interim President & CEO, Executive Chairman, or as another member of the Board of Directors of the Company through the first anniversary of the date of grant; and a discretionary bonus based on financial, operational, strategic and succession planning/role transition considerations to be established by the Board of Directors, with a target bonus amount of up to One Hundred and Twenty Percent (120%) of his annual base salary. He is also entitled to other customary benefits described in the offer letter.

Compensatory Arrangement with Jeremy Kinch

Pursuant to Mr. Kinch’s offer letter, he is entitled to: an annual base salary of $600,000; eligibility to receive annual long term incentive equity or equity based awards (“LTIP awards”) under the Primoris Services Corporation 2023 Equity Incentive Plan, with an LTIP award of $1,000,000 for 2025; and eligibility to receive a bonus in accordance with the terms set forth in the Company’s Annual Incentive Plan (“AIP”) then in effect at the time of the bonus issuance with a target bonus of one hundred percent (100%) of his annual base salary. The terms of Mr. Kinch’s offer letter are intended to complement his existing Amended and Restated Employment Agreement with the Company, dated January 7, 2025 (the “Kinch Employment Agreement”).

The foregoing summaries are qualified in their entirety by reference to the full text of each offer letter and the Kinch Employment Agreement, which are attached hereto as Exhibits 10.1 to 10.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Offer Letter dated March 21, 2025, by and between Primoris Services Corporation and David King

10.2	Offer Letter dated March 21, 2025, by and between Primoris Services Corporation and Jeremy Kinch

10.3

Amended and Restated Employment Agreement dated January 7, 2025, by and among Primoris Services Corporation and Jeremy Kinch (incorporated by reference to Exhibit 10.1 to Primoris’ Current Report on Form 8-K filed on January 8, 2025)

104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: March 26, 2025	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer

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